Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY (AS DEFINED BELOW) RECEIVES AN OPINION OF COUNSEL TO THE TRANSFEROR THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

________________________________________________________________

BAYWOOD INTERNATIONAL, INC.

No.	$

12% Subordinated Note

Baywood International, Inc., a Nevada corporation (the “Company”), for value received, hereby promises to pay to the order of _______________ or the subsequent Registered Holder of this Note (the “Payee”) on the date (the “Maturity Date”) which is the earliest to occur of (i) September 4, 2009; and (ii) no more than 15 Business Days following the closing of a debt or equity financing or series of debt or equity financings in which the Company receives at least $4,000,000 of gross proceeds (a “Qualified Placement”), the principal sum of ____________ Dollars ($______________) or such lesser principal amount as shall at such time be outstanding hereunder (the “Principal Amount”).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

 “Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence of (i) an acquisition by any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% or more of the total voting power of all capital stock of the Company or (ii) the consolidation or merger of the Company with or into any other person, any merger or consolidation of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties, business or assets and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) a replacement of more than one-half of the members of the Company's Board of Directors in a single election of directors that is not approved by those individuals who are members of the Board of Directors on the date hereof (or other directors previously approved by such individuals), or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iii) above.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“GAAP” means U.S. generally accepted accounting principles.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any of the Note, Warrant and Side Letter Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its wholly-owned Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform in any respect on a timely basis its obligations under any of the Note, Warrant and Side Letter Agreement.

 “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Side Letter Agreement” means that certain Side Letter Agreement, dated as of September 5, 2008, by and among the Company and the investors signatory thereto (including, without limitation, the Payee).

 “Subsidiary” of any Person means any “subsidiary” as defined in Rule 1-02(x) of Regulation S-X promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, of such Person.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the Pink Sheets, LLC or any successor to such markets or exchanges.

Simple interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 2 hereof and shall be payable on the Maturity Date or earlier upon conversion of this Note in accordance with the provisions of Section 5 hereof.

Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and shall be made in lawful currency of the United States of America and in immediately available funds.

This Note is issued in connection with a private placement through Northeast Securities, Inc. of units consisting of 12% Subordinated Notes (the “Notes”); warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and in connection with the Side Letter Agreement.

1.

Prepayment.  The Principal Amount of this Note and accrued interest thereon may be prepaid by the Company in whole or in part at any time without penalty.  Prepayments will first be applied to the Principal Amount and then applied to interest due.

2.

Computation of Interest.  All computations of interest hereunder shall be made on the basis of a 360-day year, consisting of 12 30 calendar day periods, and shall accrue daily (including the first day but excluding the last day during which any such Principal Amount is outstanding).

A.

Base Interest Rate.  Subject to Section 2B below, the outstanding Principal Amount shall bear simple interest at the rate of 12% per annum.

B.

Maximum Rate.  In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment.  All such deemed prepayments shall be applied to the principal balance payable at maturity.  In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Payee, but will suffer and permit the execution of every such as though no such law has been enacted.

C.

Interest Payments.  If the Maturity Date has not occurred prior to March 31, 2009, the Company will make the first interest payment on March 31, 2009 of all interest due and payable up to and including March 31, 2009.  The Company will make a second interest payment concurrent with the payment of the Principal Amount upon the Maturity Date.

3.

Covenants of the Company.

A.

Affirmative Covenants.  The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 3A:

(i)

Taxes and Levies.  The Company will promptly pay and discharge all material taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all material claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with GAAP with respect to any such tax, assessment, charge, levy or claim so contested.

(ii)

Maintenance of Existence.  The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a Material Adverse Effect on the Company or otherwise in connection with an acquisition of the Company.

(iii)

Books and Records.  The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP.

(iv)

Notice of Certain Events.  The Company will give prompt written notice (with a description in reasonable detail) to the Payee of the occurrence of any Event of Default (as defined herein) or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default.

(v)

Use of Proceeds.  The Company agrees to use the proceeds from the issuance of this Note for working capital purposes or to acquire assets, operations or an on-going business and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents.

B.

Negative Covenants.  The Company covenants and agrees that, so long as any portion of this Note shall be outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i)

liquidate or dissolve or consolidate with, or merge into or with, any corporation or entity, except if the Company is the surviving corporation of such merger or consolidation and no Event of Default shall occur as a result thereof.

(ii)

amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Payee;

(iii)

repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (a) shares of common stock issued upon conversion or exercise as permitted or required under the Notes or Warrants and (b) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Note;

(iv)

pay cash dividends or distributions on any equity securities of the Company other than on equity securities outstanding on the date this Note is issued;

(v)

enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Securities and Exchange Commission, unless such transaction is made on an arm’s length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(vi)

enter into any agreement with respect to any of the foregoing.

4.

Events of Default.

A.

The term “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)

any default in the (a) payment of the interest due on March 31, 2009 or (b) payment of the Principal Amount, accrued interest, liquidated damages or other amounts when and as the same shall become due and payable (whether on the Maturity Date or otherwise), whether by acceleration or otherwise, which default, solely in the case of any interest payment or liquidated damages shall continue uncured for five Business Days.

(ii)

any default in any material respect in the due observance or performance of any covenant set forth in Section 3A, which default shall continue uncured for ten Business Days (however, in no event will failure to give notice constitute in and of itself an Event of Default).

(iii)

any default in any material respect in the due observance or performance of any covenant set forth in Section 3B.

(iv)

any default in the due observance or performance of any other covenant or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, which default shall continue uncured for five Business Days after such default has been discovered by the Company and the effect of such default results in a Material Adverse Effect.

(v)

the Company or any wholly-owned Subsidiary shall:

(a)

become insolvent or generally fail or be unable to pay, or admit in writing its inability to pay, its debts as they become due;

(b)

apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c)

in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

(d)

permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

(e)

take any corporate or other action authorizing, or in furtherance of, any of the foregoing.

(vi)

a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (a) any of the Notes, Warrants, or Side Letter Agreement or (b) any other material agreement, lease, document or instrument to which the Company or any wholly-owned Subsidiary is obligated other than defaults disclosed in the Company’s SEC filings prior to the date of this Note and defaults that do not result in a Material Adverse Effect;

(vii)

any representation or warranty made in this Note, Warrant or Side Letter Agreement shall be untrue or incorrect in any respect as of the date when made or deemed made and results in a Material Adverse Effect;

(viii)

the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

(ix)

the Company shall be a party to any Change of Control Transaction or Fundamental Transaction (as defined below) or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(x)

the Company shall fail for any reason to deliver certificates to a Payee prior to the third Trading Day after a Conversion Date or the Company shall provide at any time notice to the Payee, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof; or

(xi)

any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $150,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

B.

Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Payee’s election, immediately due and payable in cash commencing five Trading Days after the occurrence of any Event of Default that results in the eventual acceleration of this Note.  In connection with such acceleration described herein, the Payee need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Payee may enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by the Payee at any time prior to payment hereunder and the Payee shall have all rights as a holder of the Note until such time, if any, as the Payee receives full payment.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.  In case any Event of Default shall occur and be continuing, the Payee may proceed to protect and enforce its rights by a proceeding seeking the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as the Payee shall determine.

5.

Conversion of Note.

A.

Qualified Placement.   If, prior to the Maturity Date, the Company closes a Qualified Placement, it will give the Payee written notice (attaching thereto all material terms of such Qualified Placement) (the “Placement Notice”) within five Business Days following closing of the Qualified Placement that a Qualified Placement has occurred.  The Payee will have five Business Days to notify the Company if it (x) wants to participate in the Qualified Placement on the same terms as investors in that Qualified Placement (in which case the Company shall be obligated to proceed in good faith with the Payee on terms substantially similar to those set forth in the attachment to the Placement Notice); and (y) (i) wants to convert part or all of the then outstanding Principal Amount into Common Stock pursuant to Section 5 of this Note; or (ii) wants the Company to pay cash for the outstanding Principal Amount and interest on the Note.  The Payee will have the option to choose both the option of (x) and a combination of the clauses set forth in (y), however the Company will not be obligated to pay cash or issue stock or other securities in a combination greater than the value of the Principal Amount and interest due on the day of payment.  Upon receiving notice from the Payee, the Company will have five Business Days to comply with the Payee’s request.  Such day of payment will be deemed the Maturity Date.

B.

Conversion Price.  The price at which this Note shall be convertible is referred to herein as the “Conversion Price.”  The shares or other securities to be issued upon conversion of the Notes pursuant to this Section 5 are herein referred to as a “Conversion Share” or collectively, as the  “Conversion Shares.”  At any time, and from time to time, the Payee may, at its sole and exclusive option, convert all or any part of the Principal Amount (but not interest) outstanding under this Note into fully paid, duly authorized, validly issued and nonassessable shares of Common Stock at a conversion price per share of Common Stock equal to $0.85, subject to adjustment as provided in Section 6 hereof (the “Conversion Price”).

C.

Mechanics of Conversion.  At any time after the date hereof until this Note is no longer outstanding, the Principal Amount of this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Payee, at any time and from time to time.  The Payee shall effect conversions by delivering to the Company a Notice of Conversion in a form reasonably acceptable to the Company (a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  To effect conversions hereunder, the Payee shall not be required to physically surrender this Note to the Company unless the entire Principal Amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Note in an amount equal to the applicable conversion.  The Payee and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Company may deliver an objection to any Notice of Conversion within one Business Day of delivery of such Notice of Conversion.

(i)

Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

(ii)

Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Payee (a) a certificate or certificates representing the Conversion Shares representing the number of Conversion Shares being acquired upon the conversion of this Note and (b) a bank check in the amount of accrued and unpaid interest and any other amounts then owing to the Payee.

(iii)

Failure to Deliver Certificates.  If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Payee by the third Trading Day after the Conversion Date, the Payee shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such conversion, in which event the Company shall promptly return to the Payee any original Note delivered to the Company and the Payee shall promptly return to the Company the Common Stock certificates representing the principal amount of this Note unsuccessfully tendered for conversion to the Company.

(iv)

Obligation Absolute.  The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Payee to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Payee or any other Person of any obligation to the Company or any violation or alleged violation of law by the Payee or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Payee in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Payee.  In the event the Payee of this Note shall elect to convert any or all of the outstanding Principal Amount hereof, the Company may not refuse conversion based on any claim that the Payee or anyone associated or affiliated with the Payee has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Payee, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Payee in the amount of 150% of the outstanding Principal Amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Payee to the extent it obtains judgment.  In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.

(v)

Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Payee, if the Company fails for any reason to deliver to the Payee such certificate or certificates by the Share Delivery Date pursuant to Section 5, and if after such Share Delivery Date the Payee is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Payee’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Payee of the Conversion Shares which the Payee was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (a) pay in cash to the Payee (in addition to any other remedies available to or elected by the Payee) the amount by which (x) the Payee’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Payee was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (b) at the option of the Payee, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion or deliver to the Payee the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 5.  For example, if the Payee purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (a), the Company shall be required to pay the Payee $1,000.  The Payee shall provide the Company written notice indicating the amounts payable to the Payee in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Payee’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

(vi)

Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Payee (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall  be issuable (taking into account the adjustments of Section 6) upon the conversion of the outstanding principal amount of this Note.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(vii)

Fractional Shares.  No fractional shares (or scrip representing fractional shares) of capital stock of the Company shall be issued upon conversion of this Note.  In the event that the conversion of the Principal Amount of this Note and accrued interest thereon would result in the issuance of a fractional share, the Company shall have the option to round up to the next whole share or pay a cash adjustment in lieu of such fractional share to the Payee based upon the Conversion Price.

(viii)

Stamp Taxes, etc.  The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of Conversion Shares upon conversion of this Note; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such securities in a name other than that of the Payee, and the Company shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the Company’s satisfaction that such tax has been paid.

D.

Validity of Stock.  Any shares of capital stock of the Company that may be issued upon any conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note, be validly issued, free from all taxes and liens with respect to the issuance thereof, free from all pre-emptive or similar rights and duly authorized, fully paid and non-assessable.

E.

Notice of Certain Transactions.  In case at any time:

(i)

the Company shall declare any dividend upon, or other distribution in respect of, any of its Common Stock;

(ii)

there shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation, or any other Change of Control Transaction;

(iii)

there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(iv)

the Conversion Price shall have been adjusted;

then, in any one or more of said cases, the Company shall cause to be mailed to the Payee at the earliest practicable time (and, in any event not less than ten Business Days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution rights or such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up shall take place, as the case may be.  Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the kind and amount of the shares of stock and other securities and property deliverable upon the conversion of this Note.  Such notice shall also specify the date as of which the holders of the capital stock of record shall participate in said dividend, distribution or  subscription rights or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up, as the case may be.

Nothing herein shall be construed as the consent of the Payee to any action otherwise prohibited by the terms of this Note or as a waiver of any such prohibition.

6.

Adjustment of Conversion Price.  The Conversion Price in effect from time to time shall be subject to adjustment as follows:

A.

Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

B.

Subsequent Equity Sales.  If the Company or any wholly-owned Subsidiary, at any time shall sell or grant any option to purchase or sell or grant any right to re-price, or otherwise dispose of or issue, any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then current Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price) (such lower price, the “New Conversion Price” and such issuances, individually and collectively, a “Dilutive Issuance”), then the Conversion Price shall be reduced to equal the New Conversion Price.  Such adjustment to the Conversion Price shall be made upon each occurrence of a Dilutive Issuance (at the time of issuance).  The Company shall notify the Payee in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms.  Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made under this Section in respect of an Exempt Issuance.  “Exempt Issuance” means the issuance of (i) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by the Board of Directors of the Company or a majority of the members of a committee, the majority of which are non-employee directors, established for such purpose, among others; (ii) securities upon the exercise or exchange of or conversion of Common Stock Equivalents issued and outstanding on the date of this Note, provided, however, that such securities have not been amended since the date of this Note to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities; (iii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, (A) itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds or (B) a natural person that is a control person of such operating company if the sole purpose of such issuance is to effect an acquisition of the operating company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (iv) securities issuable in accordance with existing obligations of the Company to Company or Subsidiary employees, officers, directors or agents; and (v) securities issued to commercial banks in connection with the Company obtaining bank financing.

C.

Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Payee shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Payee shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Payee a new Note consistent with the foregoing provisions and evidencing the Payee’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 6C and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

D.

Calculations.  All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 6, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

E.

Notice to the Payee.

(i)

Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 6, the Company shall promptly deliver to each Payee a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)

Notice to Allow Conversion by Payee.  If (a) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common

Stock, (c) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered to the Payee at its last address as it shall appear upon the Note Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Payee is entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

7.

Amendments, Waivers, Severability.

(i)

The provisions of this Note may not be amended, modified or changed except by an instrument in writing signed by the party against whom enforcement is sought.

(ii)

No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(iii)

To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(iv)

After any waiver, amendment or supplement under this section becomes effective, the Company shall mail to the Payee a copy thereof.

(v)

If any provision of this Note or the application thereof to any person or circumstances shall be held invalid or unenforceable by any court or other governmental authority to any extent, the remainder of this Note and the application of such provisions to other persons or circumstances shall not affected thereby and shall remain enforceable.

8.

Miscellaneous.

A.

Registered Holder.  The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary.   In case of transfer of this Note by operation of law, the transferee agrees to notify the Company of such transfer and of its address, and to submit appropriate evidence regarding such transfer so that this Note may be registered in the name of the transferee.  This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed.  Communications sent to any registered owner shall be effective as against all Holders or transferees of the Note not registered at the time of sending the communication.

B.

Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within such State, without regard to principles of conflicts of law.  The Company hereby waives any right to stay or dismiss on the basis of forum non conveniens any action or proceeding brought before the courts of the State of New York sitting in the City of New York or of United States of America for the Southern District of New York and hereby submits to the jurisdiction of such courts.

C.

Attorneys’ Fees.  Notwithstanding any provision hereof to the contrary, if any dispute arises regarding this Note, the prevailing party shall, in addition to any other relief to which it is entitled, be entitled to an award of its reasonable attorneys’ fees and all of its other reasonable costs incurred in connection with such dispute.

D.

Notices.  Unless otherwise provided, all notices required or permitted under this Note shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) upon confirmed delivery by Federal Express or other nationally recognized courier service providing next-business-day delivery, or (iii) three Business Days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified, in each case at the address set forth below, or at such other address as such party may designate by written notice to the other party (provided that notice of change of address shall be effective upon receipt by the party to whom such notice is addressed).

If sent to Payee, notices shall be sent to the address set forth in the Side Letter Agreement.

If sent to the Company, notices shall be sent to the following address:

Baywood International, Inc.

14950 North 83rd Place, Suite 1

Scottsdale, Arizona 85260

Attention:  Chief Executive Officer

E.

Parties in Interest.  All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

F.

Waiver of Jury Trial.  THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

G.

Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note, Warrant and Side Letter Agreement pursuant to written agreements in form and substance satisfactory to the Payee (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Payee a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Payee (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 8G shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

H.

Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the currency, herein prescribed.  This Note is a direct debt obligation of the Company.

I.

Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer as of September 5, 2008.

BAYWOOD INTERNATIONAL, INC.

By:
Name: Title:	Neil Reithinger President and Chief Executive Officer